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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): April 27, 2000

                               DETREX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
         (State or other Jurisdiction of Incorporation or Organization)


                   0-784                                  38-0480840
         (Commission File Number)           (I.R.S. Employer Identification No.)

        24901 Northwestern Highway
      Suite 500, Southfield, Michigan                        48075
 (Address of Principal Executive Offices)                 (Zip Code)

                                 (248) 358-5800
              (Registrant's Telephone Number, including Area Code)

         (Former name or former address, if changed since last report.)





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         Item 5. Other Events.

         On April 27, 2000, the Board of Directors of the Registrant (the "Board") authorized the amendment and restatement of the Rights Agreement dated as of May 4, 1990, between the Registrant and NBD Bank, N.A., as rights agent (the "Original Rights Agreement"), resulting in an Amended and Restated Rights Agreement, dated as of April 27, 2000 (the "Amended Rights Agreement"), between the Registrant and State Street Bank & Trust Company, as rights agent.

         The Amended Rights Agreement was adopted in the normal course of updating and extending the Original Rights Agreement which was scheduled to expire on May 4, 2000, and not in response to any acquisition proposal.

         In the Amended Rights Agreement, the Registrant has extended the expiration date of its rights plan to May 4, 2010, and has amended it to reflect prevailing stockholder rights plan terms. These amendments include, without limitation, the following: (a) amending the definition of Acquiring Person to prevent inadvertent triggering of the rights plan and (b) providing for a cashless exchange of the rights, at the option of the Board of Directors of the Registrant. In addition, the Registrant also appointed State Street Bank & Trust Company as a successor rights agent.

         A copy of the Amended Rights Agreement is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

         Item 7.     Exhibits.

        Exhibit 4 Amended and Restated Rights Agreement dated as of April 27, 2000, between the Registrant and State Street Bank & Trust Company, as rights agent.

        Exhibit 99   Press Release, dated April 27, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly hereunto authorized.

                                        DETREX CORPORATION


                                        By:  /s/ Gerald J. Israel
                                           ------------------------------------
                                              Name:     Gerald J. Israel
                                              Title:    Vice President, Finance


Date: April 27, 2000


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                                  EXHIBIT INDEX

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


                Exhibit                                 Description
                -------                                 -----------

                   4                    Amended and Restated Rights Agreement dated as of
                                        April 27, 2000, between the Registrant and State
                                        Street Bank & Trust Company, as rights agent.

                  99                    Press Release, dated April 27, 2000.

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